Exhibit 8.1

[Date]

Cowen Group, Inc.

1221 Avenue of Americas

New York, NY 10020

Ladies and Gentlemen:

We have acted as special counsel to Cowen Group, Inc., a Delaware corporation (“Cowen”), in connection with the proposed transactions (the “Transactions”) contemplated by the Transaction Agreement and Agreement and Plan of Merger (the “Agreement”) dated as of June 3, 2009 by and between Cowen, LexingtonPark Parent Corp., a Delaware corporation (“New Parent”), Lexington Merger Corp., a Delaware corporation and direct wholly owned subsidiary of New Parent (“Merger Sub”), Park Exchange LLC, a Delaware limited liability company and direct wholly owned subsidiary of New Parent (“Exchange Sub”), and Ramius LLC, a Delaware limited liability company (“Ramius”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Form S-4”), including the Proxy Statement (as amended or supplemented through the date hereof) contained therein, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Form S-4, the Proxy Statement contained therein (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed that (i) the Transactions will be consummated in accordance with the provisions of the Agreement and as described in the Form S-4 (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the Cowen Merger will qualify as a statutory merger under the DGCL, (iii) the statements concerning the Transactions and the parties thereto set forth in the Agreement are true, complete and correct, and the Form S-4 is true, complete and correct, (iv) the statements and representations made by Cowen and New Parent in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (v) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (vi) the Officer’s Certificates have been executed by appropriate and authorized officers of New Parent and Cowen and (vii) Cowen, New Parent, Merger Sub, Exchange LLC, Ramius, their respective subsidiaries, stockholders of Cowen and Ramius Members will treat the Transactions (including the Cowen Merger) for United States federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above described assumptions are untrue for any reason or if the Transactions are consummated in a manner that is different from the manner described in the Agreement or the Form S-4, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Cowen Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement and the Form S-4 other than the opinion set forth above.  Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the Transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform Cowen of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion to you solely in connection with the filing of the Form S-4 and this opinion is not to be relied upon for any other purpose without our prior written consent.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-4, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,